UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 South Clearview Parkway

Jefferson, Louisiana 70121

(Address of principal executive offices) (Zip Code)

(504) 729-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Stewart Enterprises, Inc. was held on April 18, 2013. As of the record date, the Company had 81,816,169 shares of Class A common stock outstanding, each of which was entitled to one vote, and 3,555,020 shares of Class B common stock outstanding, each of which was entitled to ten votes at the Annual Meeting. The Company’s shareholders voted on the following three proposals at the Annual Meeting, casting their votes as described below. All vote totals include both Class A and Class B shares.

Proposal 1—Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

Nominee	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
John B. Elstrott, Jr.	93,519,642	5,740,146	10,906,441
Thomas M. Kitchen	98,699,052	560,736	10,906,441
Alden J. McDonald, Jr.	93,321,936	5,937,852	10,906,441
Ronald H. Patron	93,516,549	5,743,239	10,906,441
Ashton J. Ryan, Jr.	93,750,949	5,508,839	10,906,441
John K. Saer, Jr.	93,504,093	5,755,695	10,906,441
Frank B. Stewart, Jr.	71,844,209	27,415,579	10,906,441

Proposal 2—Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
97,460,764	996,592	802,432	10,906,441

Proposal 3—Ratification of Retention of Auditors. Proposal 3 was a proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013. This proposal was approved.

Number of Votes For	Votes Against	Abstentions
109,962,020	157,126	47,083

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

April 22, 2013	/s/ Angela M. Lacour
Angela M. Lacour
Senior Vice President of Finance and Chief Accounting Officer